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Exhibit 23.02

Consent of independent registered public accounting firm

We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated March 7, 2008, relating to the consolidated financial statements of Omneon, Inc. (formerly known as Omneon Video Networks, Inc.), which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, CA
June 6, 2008

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Consent of independent registered public accounting firm